Exhibit 99.8

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                                                              SECURITY AGREEMENT
                               Certificated Securities, Notes, Instruments, Etc.


This Security Agreement dated as of May 5, 2006 , by Alico Holding, LLC (the "Owner") in favor of SunTrust Bank, its present and future affiliates and their successors and assigns (collectively, "SunTrust") provides:

SECURITY AGREEMENT. In order to induce SunTrust from time to time to enter into agreements with and to extend or continue to extend credit to Atlantic Blue Trust, Inc., Tri-County Grove, LLC, Blue Head Ranch, LLC, Alico Holding, LLC (and any one or more and any combination if more than one, the "Borrower") and in consideration of any credit so extended, the Owner (which may include the Borrower) hereby grants, sells, assigns, transfers and conveys to SunTrust a security interest in the Collateral and all proceeds, products, rents and profits thereof and all substitutions and replacements therefore and all revenues from the right to use the Collateral to secure the prompt payment and performance of any and all liabilities, obligations, agreements and undertakings of Borrower to SunTrust (and, in addition, all liabilities, obligations, agreements and undertakings of Owner, or any one or more of them, to SunTrust if Owner and Borrower are not the same person or entity) in any amount, whether now existing or hereafter arising, including those owed by Borrower or Owner to others and acquired by SunTrust through purchase, assignment or otherwise, however created, evidenced or arising, whether individually or jointly with others, and whether absolute or contingent, direct or indirect, as maker, endorser, guarantor, surety or otherwise, liquidated or unliquidated, matured or unmatured, whether or not secured by other collateral, and including, without limitation, (a) all obligations to perform or forbear from performing any acts,
(b) all overdrafts on deposits or accounts maintained by Borrower or Owner with SunTrust, (c) all liabilities, obligations, agreements and undertakings of Borrower or Owner to SunTrust pursuant to any interest rate hedge agreement or other derivative transaction agreement or any foreign exchange contract or any application or other agreement requesting SunTrust to issue any letter of credit including, without limitation, the obligation of Borrower or Owner to reimburse SunTrust for all amounts funded by SunTrust pursuant to any such letter of credit, and (d) all costs of collection and protection of SunTrust's rights, including attorneys' fees allowed by law (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), whether such collection or protection occurs prior to, during, or after any bankruptcy proceedings filed by or against any Obligor (as such term is defined below) (all the foregoing being hereinafter collectively referred to as the "Obligations").

COLLATERAL. As used in this Security Agreement, the term "Collateral" shall mean the following personal property, consisting of securities, instruments, documents, chattel paper, investment property, promissory notes, documents of title, documentary drafts, accounts, letter of credit rights, general intangibles or other property, and all proceeds and products thereof and all substitutions and replacements therefore (as all such terms are defined in the Uniform Commercial Code) whether now existing or hereafter acquired:

See attached Exhibit "A"
Other: See attached Exhibit "B"

If the Collateral consists of stock, securities, or investment property, the Owner also grants to SunTrust a security interest in all rights to which an owner of the Collateral is now entitled or may become entitled by virtue of owning such Collateral including, without limitation, any interest, increase in or profits or income derived therefrom, cash, stock and non-cash distributions, dividends and stock rights, any payment upon redemption or dissolution and liquidation of the issuer and the net cash receipts from the sale of any share(s) or any fractional share of stock held in connection with a stock dividend or stock split. Owner shall retain and may exercise in its own discretion any voting rights associated with the Collateral, provided, however, that upon an Event of Default hereunder, SunTrust shall have the right, in its discretion, to transfer or register any of the Collateral into the name of SunTrust, or any nominee of SunTrust, and/or to exercise any or all voting rights as to any or all of the Collateral.

REPRESENTATIONS AND WARRANTIES. The Owner represents and warrants to SunTrust as follows:

   a. This Security Agreement has been duly executed and delivered by Owner, constitutes Owner's valid and legally binding obligation and is enforceable in accordance with its terms against Owner. Owner represents and warrants to SunTrust that it has rights in all of the Collateral and/or has the power to transfer rights in all of the collateral. The execution, delivery and performance of this Security Agreement, the grant of the security interest in the Collateral and the consummation of the transactions contemplated will not, with or without the giving or notice of the lapse of time, (a) violate an material law applicable to Owner, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Owner,
         (c) violate or result in the breach of any material agreement to which Owner is a party or by which any of Owner's property, including the Collateral, is bound or (d) violate any restriction on the transfer of any of the Collateral. The Owner is and will continue to be the absolute owner of the Collateral and there are no other liens or security interests affecting the Collateral other than the security interest granted in this Security Agreement except those previously disclosed to SunTrust in writing by the Owner. If the Owner is acting in the capacity of trustee, administrator or executor of an estate, such fact shall be disclosed and satisfactory evidence of capacity and authorization shall be provided to SunTrust.

   b.    Check and complete the section which applies:

         [ ] The Owner is an individual above the age of majority and has the legal capacity to enter into this Security Agreement and the Owner's principal residence is located in the state of
              _______________.

         [ ] The Owner is a corporation duly organized and existing under the laws of the state of _______________ and the Owner's Organizational Identification Number is __________. The Owner is duly qualified and in good standing as a foreign corporation in every jurisdiction where such qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by action of its Board of Directors, no action of its shareholders being necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or its Articles of Incorporation, Shareholder Agreement, By-Laws or other agreements to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement.

         |X| The Owner is a registered partnership, limited liability company or other registered entity organized under the laws of the state of Nevada and the Owner's Organizational Identification Number is LLC15759-2002; the Owner is duly qualified and in good standing to do business in every jurisdiction where qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by its partners/members/managers as applicable and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or any partnership agreement, articles of organization, operating agreement or other agreement to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement.

         [ ] The Owner is an entity which is not registered; the execution and performance of this Security Agreement have been duly authorized by all necessary party/ies and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or agreement to which Owner is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement; the Owner's place of business (if only one place of business) or chief executive office (if more than one place of business) is located in ______________________.

   c. All information supplied and statements made to SunTrust in any financial or credit statement or application are true, correct, complete, valid and genuine in all material respects.

   d. [ ] (Check, if applicable) The Owner further represents that the Collateral is being acquired with funds simultaneously advanced to the Borrower by SunTrust, and such funds will be used for no other purpose.

   e. If Collateral will not be held by SunTrust, the primary Collateral location will be n/a; the Owner will maintain the Collateral in the above location(s). The Collateral shall not be permanently moved from the a location(s) without the prior written consent of SunTrust.

   f. The Owner represents and warrants, as applicable to the type of collateral pledged, that:

         (i) The Collateral is valid and genuine and represents a bona fide, binding, legal obligation of the maker, issuer, or grantor, and all signatures are genuine;

         (ii) The Collateral is in full force and effect and is not in default and no prepayments have been made on any note;

         (iii) The Collateral is not subject to any assignment, claim, lien, right of setoff or security interest of any other party;

         (iv) Unless otherwise stated, the face amount on the Collateral is the correct amount actually and unconditionally due or to become due according to the terms of the Collateral, and such amount is not and will not become disputed or subject to any setoff, credit, deduction, or counterclaim;

         (v) If the Collateral is a secured note or other instrument, the lien or security interest represented thereby is not subject to a prior claim, lien, or security interest of any other party, unless otherwise stated herein, or in the document evidencing such security; and the security has been properly perfected by the filing or recording of all necessary financing statements, security instruments or other documents and the payment of all recording, transfer and other taxes and fees made in the appropriate public offices.

CHOICE OF LAW. Owner agrees that certain material events and occurrences relating to this Security Agreement bear a reasonable relationship to the laws of Florida. This Security Agreement shall be governed by the laws of such jurisdiction and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Security Agreement, Owner consents to the jurisdiction and venue of any court located in such jurisdiction. Unless otherwise specified, "Uniform Commercial Code" as used herein shall refer to the Uniform Commercial Code of such jurisdiction, both current and as it may be amended or revised from time to time in the future.

COVENANTS AND AGREEMENTS.

   a. The Owner shall furnish to SunTrust such financial and business information and reports in form and content satisfactory to SunTrust as and when SunTrust may from time to time require.

   b. The Owner, if a corporation, shall maintain its corporate existence, and if another entity shall maintain such entity standing, in each case in good standing and shall not consolidate or merge with or acquire the stock or other ownership interest of any other corporation or entity without the prior written consent of SunTrust; the Owner shall, at the request of SunTrust, qualify as a foreign corporation or other applicable entity and obtain all requisite licenses and permits in each jurisdiction where the Owner does business.

   c. The Owner shall notify SunTrust in writing at least 30 days prior to any change of its name or structure or change in its state of residence, jurisdiction of registration or organization, principal place of business or chief executive office.

   d. The Owner will not pledge or grant any security interest in any of the Collateral to anyone except SunTrust, or permit any lien or encumbrance to attach to any of the Collateral, or any levy to be made on the Collateral, or any financing statement (except financing statements in favor of SunTrust) to be on file against the Collateral.

   e. Owner hereby constitutes and appoints any officer or employee of SunTrust as its true and lawful attorney-in-fact (i) to transfer the Collateral into SunTrust's name or the name of its nominee, but SunTrust's failure to do so shall not be interpreted to be a waiver of any interest, and (ii) to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. The power herein granted shall be deemed to be coupled with an interest and may not be revoked until the Obligations have been paid in full, including all expenses payable by Owner and no amounts may be re-borrowed.

   f. The Owner agrees to pay on demand all legal expenses including reasonable attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), as permitted by applicable law, any appraisal fees and all expenses incurred or paid by SunTrust in protecting or enforcing the rights of SunTrust under this Security Agreement, including SunTrust's right to take possession of the Collateral and its proceeds, and to hold, prepare for sale, sell and dispose of the Collateral.

   g. This Security Agreement shall be a continuing agreement and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with SunTrust and shall apply to any ultimate balance which shall remain due by the Borrower to SunTrust; provided, however, that the Owner may by written notice terminate this Security Agreement with respect to all Obligations of the Borrower incurred or contracted by the Borrower or acquired by SunTrust after the date on which such notice is personally delivered to or mailed via registered mail to the SunTrust address set forth below and accepted by SunTrust.

   h. At any time, and from time to time, whether before or after default, without notice, and at the expense of the Owner, SunTrust in its name or in the name of its nominee or of the Owner, may, but shall not be obligated to:

         (i) Notify the obligors on any Collateral to make payment to SunTrust of any or all interest, principal payments and other sums now or hereafter payable upon or on account of the Collateral, may collect the same by legal proceedings or otherwise, and perform any contract or endorse in the name of the Owner any checks, drafts, notes, instruments or other documents which constitute the Collateral;

         (ii) Enter into any extension, reorganization, deposit, merger or consolidation agreement or any agreement in any way relating to or affecting the Collateral and in connection therewith may deposit or surrender control of the Collateral, accept other property in exchange for the Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for the Collateral may be either applied to any Obligations or may be held by SunTrust pursuant to the provisions of this Security Agreement;

         (iii) Make any compromise or settlement it deems desirable or proper with reference to the Collateral;

         (iv)   Insure, process and preserve the Collateral; and

         (v) Exercise as to the Collateral all the rights, powers and remedies of an owner without further consent of the Owner.

   i. SunTrust shall have no obligation or duty to collect or to present any of the Collateral for payment, redemption, or conversion to another class or type of security, or to sell or redeem any of the Collateral if it threatens to decline in value, or to exercise any other right whatsoever with respect to the Collateral, except pursuant to written instructions from the Owner which are acceptable to SunTrust in its reasonable discretion.

   j. SunTrust shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its control or possession if it takes such action for that purpose as Owner requests in writing, but failure of SunTrust to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of SunTrust to preserve or protect any rights in the Collateral against other parties, or to do any act with respect to the custody or preservation of the Collateral not so requested by Owner, shall be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral.

   k. Owner agrees to give SunTrust written directions as to specific action to take in the event the issuer of any security or any other person or entity takes action which will give the owner of the Collateral any choice to make with respect thereto. SunTrust may act or refuse to act in compliance with such directions in its reasonable discretion. In the event Owner fails to direct SunTrust as provided above in time to give SunTrust a reasonable time to act thereon, Owner will have and make no claim against SunTrust for such action or inaction.

   l. SunTrust shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any of the Collateral or for informing Owner with respect to any such matters irrespective of whether SunTrust has, or may be deemed to have, knowledge thereof and irrespective of whether SunTrust may have exercised any right to have the Collateral registered in the name of SunTrust or its nominee.

   m. SunTrust shall be under no obligation to monitor the financial condition of the issuer of any Collateral; and Owner will stay informed of changes or potential changes affecting the Collateral (including, but not limited to rights to convert, rights to subscribe, payment of dividends or interest, reorganizations or other exchange, tender offers and voting rights) and Owner agrees that SunTrust shall not have any responsibility or liability to inform Owner of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

   n. Any and all payments, dividends, or other distributions (including stock redemption proceeds), or other securities in respect of or in exchange for Collateral consisting of securities, whether by way of dividends, stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares or otherwise, received by Owner shall be held by Owner in trust for SunTrust and Owner shall immediately deliver same to SunTrust in the exact form received (with any necessary endorsements) to be held as part of the Collateral; provided that Owner may retain ordinary interest and cash dividends unless and until SunTrust requests the same to be paid and delivered to SunTrust (which SunTrust may request either before or after the occurrence of an Event of Default) or until SunTrust has registered the Collateral in SunTrust's name.

   o. Owner agrees that if the Collateral consists of securities or investment property and if the Collateral should hereafter decline in value or otherwise become unacceptable to SunTrust, and Owner and SunTrust have not entered into a separate written agreement concerning maintenance of the value or acceptability of the Collateral, Owner will grant to SunTrust, or cause to be so granted, within three (3) days after receiving written notice therefor from SunTrust, a security interest or lien in such additional property or assets as may be reasonably satisfactory to SunTrust in all respects. Owner agrees that if the Collateral should hereafter decline in value or otherwise become unacceptable to SunTrust, and Owner and SunTrust have entered into a written agreement concerning maintenance of the value or acceptability of the Collateral, then Owner shall provide SunTrust a security interest or lien in such additional property or assets in accordance with the provisions of said written agreement. In any event, Owner agrees to execute such documents or instruments and do all other acts and things, or cause such documents to be executed or things to be done, as SunTrust may reasonably request in order to properly take and perfect SunTrust's security interest or lien in such additional property or assets.

   p. The Owner will defend the Collateral against the claims and demands of all parties. The Owner will not, without prior written consent of SunTrust, grant any security interest in the collateral and will keep it free from any lien, encumbrance or security interest.

ADDITIONAL COVENANTS AND AGREEMENTS IF BORROWER IS DIFFERENT THAN OWNER.

If Borrower is different than Owner, then so long as any of the Obligations remain outstanding or so long as this Security Agreement shall remain in effect Owner covenants and agrees as follows: (a) Owner hereby expressly consents to and adopts any agreements which Borrower has or will enter into with SunTrust regarding any of the Obligations or the Collateral; (b) Owner hereby agrees that the Collateral shall be subject to disposition in accordance with the terms and conditions of this Security Agreement and any agreements executed by Borrower in connection with any of the Obligations or the Collateral; (c) Owner will not be subrogated to SunTrust's rights to any other collateral and any proceeds thereof in which SunTrust holds a security interest to secure payment of any of the Obligations; (d) Owner agrees that SunTrust may at any time and from time to time, without notice to, or the consent of, Owner: (i) retain any of the Collateral in satisfaction of any of the Obligations to the extent permitted by applicable law, (ii) retain or obtain a security interest or lien in any property in addition to the Collateral to secure payment or performance of any of the Obligations, (iii) allow or cause any Obligations to be incurred, (iv) retain or obtain persons or entities that are primarily or secondarily obligated upon any of the Obligations other than the Borrower, (v) extend or renew any of the Obligations for any period (whether or not longer than the original term),
(vi) release, compromise or modify any of the Obligations, (vii) release, in whole or in part, any person or entity primarily or secondarily obligated upon any of the Obligations or enter into any compromise with respect to the obligation of any such person or entity relative to any of the Obligations,
(viii) fail to perfect or release, with or without consideration, SunTrust's security interest or lien on property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (ix) accept substitutions or exchanges for any property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (x) exercise its rights as a secured party and dispose of the Collateral without having first resorted to any property securing any of the Obligations other than the Collateral and without having first proceeded against or demanded payment from any person or entity primarily or secondarily obligated upon any of the Obligations; and (e) Owner specifically waives any and all rights pursuant to O.C.G.A. Sec. 10-7-24 or T.C.A. Sec. 47-12-101 et seq. if this Security Agreement is governed by the laws of Georgia or Tennessee and the same or similar provision contained in the Uniform Commercial Code of any other state or states which may govern this Security Agreement.

EVENTS OF DEFAULT. As used herein the term "Obligor" shall individually, collectively, jointly and severally refer to Borrower, Owner and any other person or entity that is primarily or secondarily liable upon all or any part of the Obligations secured hereby and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of all or any part of the Obligations. Unless prohibited by applicable law, an "Event of Default" shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

   a. the failure by any Obligor to pay when due, whether by acceleration or otherwise, any sum constituting all or any part of the Obligations;

   b. the failure of any Obligor to perform any covenant, promise or obligation contained in this Security Agreement, any document evidencing any of the Obligations, or any other agreement to which any Obligor and SunTrust are parties;

   c. the breach of any of any Obligor's representations or warranties in this Security Agreement or any other agreement with SunTrust;

   d. the failure of any Obligor to pay when due any amount owed to any creditor other than SunTrust under a written agreement calling for the payment of money;

   e. the death, declaration of incompetency, dissolution, liquidation, merger, consolidation, termination or suspension of usual business of any Obligor;

   f. any person or entity, or any group of related persons or entities, shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights or other ownership interest of any Obligor that is not a natural person, other than any person or entity, or any group of related persons or entities that has such majority ownership as of the date of this Security Agreement;

   g. the insolvency or inability to pay debts as they mature of any Obligor, the filing of any petition or the commencement of any proceeding by an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt;

   h. the entry of a judgment or the issuance or service of any attachment, levy or garnishment against any Obligor or the property of any Obligor or the repossession or seizure of property of any Obligor;

   i. any deterioration or impairment of the Collateral or any decline or depreciation in the value of the Collateral (whether actual or reasonably anticipated) which causes the Collateral in the judgment of SunTrust to become unsatisfactory as to character or value;

   j. a determination by SunTrust that a material adverse change in the financial condition of any Obligor has occurred since the date of this Security Agreement;

   k. any Obligor commits fraud or makes a material misrepresentation at any time in connection with this Security Agreement, the Obligations or the Collateral;

   l. the Collateral or any part thereof is located for more than thirty consecutive days outside the state or states in which the Collateral is to be located pursuant to this Security Agreement or if the Collateral or any part hereof is removed from such state with the intent that it will be located outside such state for more than thirty days;

   m. should the state of organization or registration of Owner (if an entity) change or

   n. any other act or circumstance occurs or exists which leads SunTrust to deem itself insecure.

REMEDIES UPON DEFAULT; ACCELERATION OF OBLIGATIONS. Unless prohibited by applicable law, the Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Unless prohibited by applicable law, upon the occurrence of any one or more of the other Events of Default described above, the Obligations secured hereby shall, at the option of SunTrust, immediately mature and become due and payable, without notice or demand. If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then SunTrust may, at its option, without notice or demand of any kind: (a) transfer all or any part of the Collateral into the name of SunTrust or its nominee, at Owner's expense, with or without disclosing that such Collateral is subject to SunTrust's security interest; (b) enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (c) appropriate and apply toward payment of such of the Obligations, and in such order of application, as SunTrust may from time to time elect, all or any part of any balances, credits, items or monies in any bank deposit or deposit account constituting a part of the Collateral; (d) sell the Collateral at public or private sale, either in whole or in part, and SunTrust may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of Owner in all or any part of the Collateral which is the subject of such a disposition and SunTrust is authorized as attorney-in-fact for Owner to sign and execute any transfer, conveyance or instrument in writing that may be necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (e) exercise all other rights of a secured party under the Uniform Commercial Code and all other rights under law or pursuant to this Security Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mall, first class or certified postage prepaid, addressed to Owner and such other persons or entities as SunTrust deems to be appropriate, stating all items required by applicable statutes, including the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (i) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (ii) Then to pay attorneys' fees; (iii) Next, to pay all accrued but unpaid interest upon the Obligations in such order as SunTrust may determine in its discretion; and (iv) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as SunTrust may determine in its discretion. Any remaining surplus shall be paid to Owner or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, Borrower and all other persons or entities liable thereon shall remain fully obligated to SunTrust for the unpaid balance thereof.

EXECUTION BY MORE THAN ONE PARTY. The term "Owner" as used in this Security Agreement shall, if this instrument is signed by more than one party, mean the "Owner and each of them" and each shall be jointly and severally obligated and liable. If any party is a partnership or limited liability company, the agreements and obligations on the part of the Owner shall remain in force and applicable regardless of any changes in the parties composing the partnership or limited liability company and the term "Owner" shall include any altered or successive partnership or limited liability company and the predecessor partnership or limited liability company and its partners or members/managers shall not be released from any obligation or liability.

WAIVERS BY THE OWNER. To the extent permitted by applicable law, the Owner hereby waives (a) notice of acceptance of this Agreement and of any extensions or renewals of credit by SunTrust to the Borrower; (b) presentment and demand for payment of the Obligations; (c) protest and notice of dishonor or default to the Owner or to any other party with respect to the Obligations; (d) all other notices to which the Owner might otherwise be entitled; and (e) if for business purposes, the benefit of any homestead exemption. To the extent permitted by applicable law, the Owner further waives any right to require that any action be brought against the Borrower or any other party, the right to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of the Borrower or any other party, the right to redeem the Collateral and to object to SunTrust's proposal to retain the Collateral in satisfaction of any of Obligations and any right to obtain injunctive or other relief relative to SunTrust's sale or other disposition of the Collateral and to recover losses caused by SunTrust's failure to approve or correct any list of Collateral provided to SunTrust for any purpose by any person or entity. Owner waives all rights, claims and defenses based on principles of suretyship.

NO OBLIGATION TO EXTEND CREDIT. This Security Agreement shall not be construed to impose any obligation on SunTrust to extend or continue to extend any credit at any time.

INDEMNITY. The Owner agrees to indemnify and hold harmless SunTrust, its subsidiaries, successors, and assigns and their respective agents, directors, employees, and officers from and against any and all complaints, claims, defenses, demands, actions, bills, causes of action (including, without limitation, costs and reasonable fees), and losses of every nature and kind whatsoever, which may be raised or sustained by any directors, officers, employees, shareholders, creditors, regulators, successors in interest, or receivers of the Borrower or any third party as a result of or arising out of, directly or indirectly, SunTrust extending credit as evidenced by the Obligations to the Borrower, and taking the Collateral as security for the Obligations, and the Owner agrees to be liable for any and all judgments which may be recovered in any such action, claim, proceeding, suit, or bill, including any compromise or settlement thereof, and defray any and all expenses, including, without limitation, costs and attorneys' fees, that may be incurred in or by reason of such actions, claims, proceedings, suits, or bills. This obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Security Agreement.

FINANCING STATEMENTS AND ADDITIONAL DOCUMENTATION. SunTrust is authorized to file such financing statements and amendments as SunTrust deems necessary to perfect, continue or assure Its security interest in the Collateral and the Owner hereby ratifies any financing statement filed previously by SunTrust. The Owner will deliver such instruments of future assignment or assurance, and such other agreements, as SunTrust may from time to time request to carry out the intent of this Security Agreement, and will join with SunTrust in executing any documents in form satisfactory to SunTrust, and hereby authorizes SunTrust to sign for Owner, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as SunTrust may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by SunTrust.

SUCCESSOR IN INTEREST; SUNTRUST AS COLLATERAL AGENT. This Security Agreement shall be binding upon the Owner, its successors and assigns, and the benefits hereof shall inure to SunTrust, its successors and assigns. Notwithstanding the foregoing, Owner shall not assign Owner's rights or obligations under this Security Agreement without SunTrust's prior written consent. SunTrust Bank shall serve as collateral agent on behalf of itself and present and future affiliates.

MISCELLANEOUS. (a) Each and every power given herein is coupled with an interest and is irrevocable by death or otherwise. (b) The captions of the paragraphs of this Security Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Security Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Security Agreement. (d) This Security Agreement shall not be modified or amended except in a writing signed by Owner and SunTrust. (e) All representations, warranties, covenants and agreements contained herein or made in writing by Owner in connection herewith shall survive the execution and delivery of this Security Agreement and any and all notes, other agreements, documents and writings relating to or arising out of any of the foregoing or any of the Obligations. (f) All rights and remedies of SunTrust expressed herein are in addition to all other rights and remedies possessed by SunTrust under applicable law or other agreements, including rights and remedies under any other agreement or instrument relating to any of the Obligations or any security therefor. (g) No waiver by SunTrust of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of SunTrust in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by SunTrust of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of SunTrust permitted hereunder or under any agreement or instrument relating to any of the Obligations or any security therefor shall impair or affect the rights of SunTrust in and to the Collateral. (h) All terms as defined herein shall include both the plural and singular, where applicable. (i) All notices or communications given to Owner or SunTrust pursuant to the terms of this Security Agreement shall be in writing and given to Owner and SunTrust at the address set forth below. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mall, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Security Agreement. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mall shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mall. (j) SunTrust shall not be responsible or liable for its failure to give notice to Owner of any default in the payment of any amounts that might become due and owing with respect to the Collateral nor shall SunTrust be responsible or liable for SunTrust's failure to collect any amounts payable with respect to the Collateral. (k) SunTrust shall be under no obligation to monitor the market value of any Collateral, to advise the Owner of such market value, or to take any action whatsoever to preserve the value of any Collateral by selling, exchanging or otherwise disposing of such Collateral in order to avoid any loss to the Owner resulting from a decline in the market value of such Collateral. (l) SunTrust shall be under no obligation to pay any amounts owing with respect to any Collateral. (m) This Agreement is in addition to and not in replacement of any other agreement between Owner and SunTrust. (n) The term Owner shall include all persons signing below as Owner and the obligation of such Owners hereunder shall be their joint and several obligations.

NOTICE: THIS SECTION DOES NOT APPLY TO TRANSACTIONS GOVERNED BY THE LAWS OF NORTH CAROLINA OR WEST VIRGINIA.

WAIVER OF JURY TRIAL. OWNER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS SECURITY AGREEMENT. FURTHER, OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUN TRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

The undersigned have executed this Security Agreement as of the date first written above.


Signature(s) of individual Owner(s)                       Signature(s) of Non-individual Owner(s)

                                                          Alico Holding, LLC
---------------------------------------------- (Seal)     -----------------------------------
Owner's Signature                                         Owner


---------------------------------------------- (Seal)     By: /s/ J.D. Alexander
Owner's Signature                                             ------------------------------

                                                          J.D. Alexander as Manager
---------------------------------------------- (Seal)     -----------------------------------
Owner's Signature                                         Name and title, printed or typed


---------------------------------------------- (Seal)     -----------------------------------
Owner's Signature                                         Owner

                                                          By:
                                                             --------------------------------
                                                             Name and title, printed or typed

ADDRESSES

Owner Address for Purpose of Notice:              Alico Holding, LLC; c/o Entity Services Group LLC
                                                  -------------------------------------------------

                                                  2215-B Renaissance Drive, STE 5, Las Vegas, Nevada
                                                  --------------------------------------------------

SunTrust Address for Purpose of Notice:           SunTrust Bank, AgriFoods Division
                                                  --------------------------------------------------
                                                  200 S. Orange Avenue, Orlando, FL 32801
                                                  --------------------------------------------------

                                   EXHIBIT "A"

Attached to and made a part of that certain Security Agreement dated May 5, 2006 by and between Alico Holding, LLC (Owner) and SunTrust Bank.


Collateral:

No. of Shares       Stock Name           Cusip No.          Stock No.          Owner(s) Name
-------------       ----------           ---------          ---------          -------------

100,000             Alico, Inc.          016230 10 4        AB 24836           Alico Holding, LLC

100,000             Alico, Inc.          016230 10 4        AB 24837           Alico Holding, LLC

100,000             Alico, Inc.          016230 10 4        AB 24838           Alico Holding, LLC

100,000             Alico, Inc.          016230 10 4        AB 24839           Alico Holding, LLC

100,000             Alico, Inc.          016230 10 4        AB 24840           Alico Holding, LLC

100,000             Alico, Inc.          016230 10 4        AB 24841           Alico Holding, LLC




                                                             JD
                                                         -----------
                                                         Initials

                                   EXHIBIT "B"

Attached to and made a part of that certain Security Agreement (Certificated Securities, Notes, Instruments, Etc. dated May 5, 2006 by and between Alico Holding, LLC and SunTrust Bank.

Additional Terms:

In addition to all other Obligations, this Security Agreement shall additionally secure the prompt and complete payment and performance when due of any indebtedness, liabilities, or obligations, now existing or hereafter arising, due or to become due, absolute or contingent, of the Borrowers to the Lender under any "Financial Contract". For purposes of this provision, the term "Financial Contract" shall mean (1) An agreement (including terms and conditions incorporated by reference therein) which is a rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap, bond option, interest rate option, foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing): (2) any combination of the foregoing; or (3) a master agreement for any of the foregoing together with all supplements.

Alico Holding, LLC

 By:  /s/ J.D. Alexander
     ---------------------------------
       J.D. Alexander as Manager